Exhibit 4.5

THIS WARRANT AND THE SECURITIES PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

AVEDRO, INC.

WARRANT

dated as of March 20, 2017

THIS CERTIFIES THAT, for value received, OrbiMed Royalty Opportunities II, LP or its successors or permitted assigns (such Person and such successors and assigns each being the “Warrant Holder” with respect to the Warrant held by it), at any time and from time to time on any Business Day on or prior to 5:00 p.m. (New York City time), on the Expiration Date (as herein defined), is entitled (a) to subscribe for the purchase from Avedro, Inc., a Delaware corporation (the “Company”), 474,446 Shares at a price per Share equal to the Exercise Price (as herein defined), and (b) to the other rights set forth herein; provided that the number of Shares issuable upon any exercise of this Warrant and the Exercise Price shall be adjusted and readjusted from time to time in accordance with Section 5. By accepting delivery hereof, the Warrant Holder agrees to be bound by the provisions hereof.

IN FURTHERANCE THEREOF, the Company irrevocably undertakes and agrees for the benefit of Warrant Holder as follows:

Section 1.    Definitions and Construction.

(a)    Certain Definitions. As used herein (the following definitions being applicable in both singular and plural forms):

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

“Appraised Value” means at any time the fair market value of one (1) Share, as determined in good faith by the Board of Directors of the Company as of the applicable date as of which the determination is to be made, subject to the rights of the Requisite Holders pursuant to Section 5(m), it being understood that in the event of a Corporate Reorganization in which the consideration to be paid for or in respect of each outstanding Share in such Corporate Reorganization consists solely of cash and/or readily marketable securities, the value of such Share will be equal to the amount of cash paid for such Share and/or the value of the readily marketable securities as of the last trading day immediately prior to the date of such determination and in the event of such a Corporate Reorganization, the rights of the Requisite Holders pursuant to Section 5(m) shall not apply.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Charter” means the Company’s Certificate of Incorporation or other constitutional document, as may be amended from time to time.

“Closing Price” means, for any trading day with respect to a Share, (a) the last reported sale price on such day on the principal national securities exchange on which the Shares are listed or admitted to trading or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices thereon, as reported in The Wall Street Journal, or (b) if such Shares shall not be listed or admitted to trading on a national securities exchange, the last reported sales price on the NASDAQ National

Market System or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices thereon, as reported in The Wall Street Journal, or (c) if such Shares shall not be quoted on such National Market System nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market; provided that if clause (a), (b), or (c) applies and no price is reported in The Wall Street Journal for any trading day, then the price reported in The Wall Street Journal for the most recent prior trading day shall be deemed to be the price reported for such trading day.

“Commission” means the Securities and Exchange Commission or any other Federal agency administering the Securities Act at the time.

“Common Stock” means the Company’s currently authorized common stock, $0.00001 par value, and stock of any other class or other consideration into which such currently authorized capital stock may hereafter have been changed.

“Corporate Reorganization” means any (i) merger, consolidation or reorganization or other similar transaction or series of related transactions which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of or economic interests in the Company or such surviving or acquiring entity outstanding immediately after such merger, consolidation or reorganization; (ii) sale, lease, exclusive license, transfer, conveyance or other disposition of all or substantially all of the assets of the Company; (iii) sale of shares of capital stock of the Company, in a single transaction or series of related transactions, representing at least 50% of the voting power of the voting securities of or economic interests in the Company; or (iv) the acquisition by any “person” (together with his, her or its Affiliates) or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) acquires, directly or indirectly, the beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of outstanding shares of capital stock and/or other equity securities of the Company, in a single transaction or series of related transactions (including, without limitation, one or more tender offers or exchange offers), representing at least 50% of the voting power of or economic interests in the then outstanding shares of capital stock of the corporation; provided, that a “Corporate Reorganization” shall not include the sale and issuance by the Company of its capital stock to venture capital investors, for capital raising purposes, in a bona fide round of preferred stock financing.

“Exchange Act” means the Securities Exchange Act of 1934, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Exercise Amount” means for any number of Warrant Shares as to which this Warrant is being exercised the product of (i) such number of Warrant Shares times (ii) the Exercise Price.

“Exercise Price” means $1.00 per Share, as adjusted from time to time pursuant to Section 5.

“Expiration Date” means March 20, 2027.

“Initial Holder” means OrbiMed Royalty Opportunities II, LP.

“IRA” means that certain Fifth Amended and Restated Investors’ Rights Agreement, dated as of November 13, 2015, by and among the Company, and the Investors named therein, as may be amended from time to time.

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Requisite Holders” means at any time holders of Warrant Shares and Warrants representing at least a majority of the Warrant Shares outstanding or issuable upon the exercise of all the outstanding Warrants.

“Securities Act” means the Securities Act of 1933, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Series AA Stock” means the Company’s Series AA Preferred Stock, $0.00001 par value per share, as presently constituted under the Charter, and any other class, series or other designation of security into or for which such Series AA Preferred Stock is converted, substituted or exchanged pursuant to a reorganization, reclassification, recapitalization or similar transaction.

“Shares” means the Company’s currently authorized Series AA Stock; provided that, subject to provisions of Section 5(c) below, upon and after the occurrence of an event which results in the automatic or voluntary conversion of all (but not less than all) of the outstanding shares of such Shares, including, without limitation, pursuant to the consummation of an initial public offering, then from and after the date upon which such outstanding shares are so converted “Shares” shall mean the Common Stock.

“Warrant” means, as the context requires, this warrant and any successor warrant or warrants issued upon a whole or partial transfer or assignment of any such Share purchase warrant or of any such successor warrant.

“Warrant Shares” means the number of Shares issued or issuable upon exercise of this Warrant as set forth in the introduction hereto, as adjusted from time to time pursuant to Section 5, or in the case of other Warrants, issuable upon exercise of those Warrants.

(b)    Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles. When used herein, the term “financial statements” shall include the notes and schedules thereto. References to fiscal periods are to fiscal periods of the Company.

(c)    Computation of Time Periods. With respect to the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” Periods of days shall be counted in calendar days unless otherwise stated.

(d)    Construction. Unless the context requires otherwise, references to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Warrant refer to this Warrant as a whole and not to any particular provision of this Warrant. Section, subsection, clause, exhibit and schedule references are to this Warrant, unless otherwise specified. Any reference to this Warrant includes any and all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

(e)    Exhibits and Schedules. All of the exhibits and schedules attached hereto shall be deemed incorporated herein by reference.

(f)    No Presumption Against Any Party. Neither this Warrant nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto or thereto, whether under any rule of construction or otherwise. On the contrary, this Warrant has been reviewed by each of the parties and their counsel and, in the case of any ambiguity or uncertainty, shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

Section 2.    Exercise of Warrant.

(a)    Exercise and Payment. The Warrant Holder may exercise this Warrant in whole or in part, at any time or from time to time on any Business Day on or prior to the Expiration Date, by delivering to the Company a duly executed notice (a “Notice of Exercise”) in the form of Exhibit A and (1) by payment to the Company of the Exercise Price per Warrant Share, at the election of the Warrant Holder, either (i) by wire transfer of immediately available funds to the account of the Company in an amount equal to the Exercise Amount, (ii) by receiving from the Company the number of Warrant Shares equal to (A) the number of Warrant Shares as to which this Warrant is being exercised minus (B) the number of Warrant Shares having a value, based on the Closing Price on the trading day immediately prior to the date of such exercise (or if there is no such Closing Price, then based on the Appraised Value as of such day), equal to the Exercise Amount, or (iii) any combination of the foregoing and (2) surrender of this Warrant in accordance with Section 2(c). The Company acknowledges that the provisions of clause (ii) are intended, in part, to ensure that a full or partial exchange of this Warrant pursuant to such clause (ii) will qualify as a conversion, within the meaning of paragraph (d)(3)(ii) of Rule 144 under the Securities Act. At the request of any Holder, the Company will accept reasonable modifications to the exchange procedures provided for in this Section in order to accomplish such intent. For all purposes of this Warrant (other than this Section 2(a)), any reference herein to the exercise of this Warrant shall be deemed to include a reference to the exchange of this Warrant into Shares in accordance with the terms of clause (ii).

(b)    Effectiveness and Delivery. As soon as practicable but not later than five Business Days after the Company shall have received such Notice of Exercise and payment in accordance with Section 2(a), the Company shall execute and deliver or cause to be executed and delivered, in accordance with such Notice of Exercise, a certificate or certificates representing the number of Shares specified in such Notice of Exercise, issued in the name of the Warrant Holder or in such other name or names of any Person or Persons designated in such Notice of Exercise. This Warrant shall be deemed to have been exercised and such Share certificate or certificates shall be deemed to have been issued, and the Warrant Holder or other Person or Persons designated in such Notice of Exercise shall be deemed for all purposes to have become a holder of record of Shares, all as of the date that such Notice of Exercise and payment shall have been received by the Company.

(c)    Surrender of Warrant. The Warrant Holder shall surrender this Warrant to the Company when it delivers the Notice of Exercise, and in the event of a partial exercise of the Warrant, the Company shall execute and deliver to the Warrant Holder, at the time the Company delivers the Share certificate or certificates issued pursuant to such Notice of Exercise, a new Warrant for the unexercised portion of the Warrant, but in all other respects identical to this Warrant.

(d)    Legend. Each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Securities Act, shall bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Any certificate for Warrant Shares issued at any time in exchange or substitution for any certificate bearing such legend (unless at that time such Warrant Shares are registered under the Securities Act) shall also bear such legend unless, in the advice of counsel to the Company, the Warrant Shares represented thereby need no longer be subject to restrictions on resale under the Securities Act and, if requested by the Company, shall be accompanied at Warrant Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the Commission to the effect that the proposed sale, pledge, or transfer of such Warrant Shares without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Warrant Shares may be effected without registration under the Securities Act, whereupon the Warrant Holder shall be entitled to sell, pledge, or transfer such Warrant Shares in accordance with the terms of the notice given by the Warrant Holder to the Company.

(e)    Fractional Shares. The Company shall not be required to issue fractions of Shares upon an exercise of the Warrant. If any fraction of a Share would, but for this restriction, be issuable upon an exercise of the Warrant, in lieu of delivering such fractional Share, the Company shall pay to the Warrant Holder, in cash, an amount equal to the same fraction times the Closing Price on the trading day immediately prior to the date of such exercise (or if there is no such Closing Price, then based on the Appraised Value as of such day).

(f)    Expenses and Taxes. The Company shall pay all expenses, taxes and owner charges payable in connection with the preparation, issuance and delivery of certificates for the Warrant Shares and any new Warrants, except that if the certificates for the Warrant Shares or the new Warrants are to be registered in a name or names other than the name of the Warrant Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Warrant Holder at the time of its delivery of the Notice of Exercise or promptly upon receipt of a written request by the Company for payment.

(g)    Automatic Cashless Exercise. To the extent that there has not been an exercise by the Warrant Holder pursuant to Section 2(a) hereof, any portion of the Warrant that remains unexercised shall be exercised automatically in whole (not in part), upon the Expiration Date. Payment by the Warrant Holder upon such automatic exercise shall be in the form of the Warrant Holder receiving from the Company the number of Warrant Shares equal to (i) the number of Warrant Shares as to which this Warrant is being automatically exercised minus (ii) the number of Warrant Shares having a value, based on the Closing Price on the trading day immediately prior to the date of such automatic exercise (or if there is no such Closing Price, then based on the Appraised Value as of such day), equal to the Exercise Amount.

Section 3.    Investment Representation. By accepting the Warrant, the Warrant Holder represents:

(a)    It is acquiring the Warrant for its own account for investment purposes and not with the view to any sale or distribution, that the Warrant Holder will not offer, sell or otherwise dispose of the Warrant or the Warrant Shares except under circumstances as will not result in a violation of applicable securities laws.

(b)    It understands (i) that the Shares issuable upon exercise of this Warrant are not registered under the Securities Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 3.

(c)    It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, has the ability to bear the economic risks of its investment, and that it is an “accredited investor” as that term is defined in Rule 501 under the Securities Act.

(d)    It understands that if the Company does not register with the Commission pursuant to Section 12 of the Exchange Act, or file reports pursuant to Section 15(d) of the Exchange Act, or if a registration statement covering the securities under the Securities Act is not in effect when it desires to sell (i) the rights to purchase the Shares pursuant to this Warrant or (ii) the Shares issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. It also understands that any sale of (x) its rights hereunder to purchase Shares or (y) Shares issued or issuable hereunder which might be made by it in reliance upon Rule 144 under the Securities Act may be made only in accordance with the terms and conditions of such rule.

(e)    It understands that it is bound by the provisions of Section 2.11 of the IRA with respect to the Warrant Shares.

Section 4.    Validity of Warrant and Issuance of Shares.

(a)    The Company represents and warrants that this Warrant has been duly authorized, is validly issued, and constitutes the valid and binding obligation of the Company.

(b)    The Company further represents and warrants that on the date hereof it has duly authorized and reserved, and the Company hereby agrees that it will at all times until the Expiration Date have duly authorized and reserved, such number of Shares as will be sufficient to permit the exercise in full of the Warrant, and that all such Shares are and will be duly authorized and, when issued upon exercise of the Warrant in accordance with its terms, will be validly issued, fully paid and non-assessable, and free and clear of all security interests, claims, liens, equities and other encumbrances.

Section 5.    Antidilution Provisions. The Exercise Price in effect at any time, and the number of Warrant Shares that may be purchased upon any exercise of the Warrant, shall be subject to change or adjustment as follows:

(a)    Share Reorganization. Except in connection with a Corporate Reorganization, if the Company shall subdivide its outstanding Shares into a greater number of Shares, by way of a stock split, stock dividend or otherwise, or consolidate its outstanding Shares into a smaller number of Shares (any such event being herein called a “Share Reorganization”) then (i) the Exercise Price shall be adjusted, effective immediately after the effective date of such Share Reorganization, to a price determined by multiplying the Exercise Price in effect immediately prior to such effective date by a fraction, the numerator of which shall be the number of Shares outstanding on such effective date before giving effect to such Share Reorganization and the denominator of which shall be the number of Shares outstanding after giving effect to such Share Reorganization, and (ii) the number of Shares subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time, to a number determined by multiplying the number of Shares subject to purchase immediately before such Share Reorganization by a fraction, the numerator of which shall be the number of Shares outstanding after giving effect to such Share Reorganization and the denominator of which shall be the number of Shares outstanding immediately before giving effect to such Share Reorganization.

(b)    Antidilution Rights. Additional antidilution rights applicable to the Shares purchasable hereunder are as set forth in the Charter and shall be applicable with respect to the Shares issuable hereunder. The Company shall promptly provide the Warrant Holder with any restatement, amendment, modification or waiver of the Charter; provided, that no such restatement, amendment, modification or waiver shall impair or reduce the antidilution rights applicable to the Shares as of the date hereof unless such restatement, amendment, modification or waiver affects the rights of the Warrant Holder with respect to the Shares in the same manner as it affects all other holders of such Shares. The Company shall provide the Warrant Holder with prior written notice of any issuance of its stock or other equity security to occur after the date hereof, which notice shall include (i) the price at which such stock or security is to be sold, (ii) the number of shares to be issued, and (iii) such other information as necessary for the Warrant Holder to determine if a dilutive event has occurred. For the avoidance of doubt, there shall be no duplicate antidilution adjustment pursuant to the foregoing subsection (a) of this Section 5 or this subsection (b), and the Charter.

(c)    “Pay to Play” Rights. In the event that any “pay to play” terms or conditions (i.e., terms or conditions that require a holder of the Shares to purchase securities in a future round of equity financing or else lose the benefit of anitdilution protections or other rights applicable to the Shares or have such Shares automatically convert into Common Stock or another class or series of capital stock) in the Charter are triggered in connection with any future round of equity financing (a “Trigger Event”), then, in each such event, the purchase rights under this Warrant shall automatically adjust to provide the Warrant Holder, upon the later exercise hereof, with the same securities and/or rights that the Warrant Holder would have received had the Warrant Holder (x) exercised this Warrant prior to such Trigger Event, and (y) participated in the applicable equity financing in an amount sufficient to be deemed to have fully participated for purposes of such “pay to play” provision.

(d)    Special Distributions. If the Company shall issue or distribute to any holder or holders of Shares, evidences of indebtedness, any other securities of the Company or any cash, property or other assets (excluding a Share Reorganization or a Corporate Reorganization), whether or not accompanied by a purchase, redemption or other acquisition of Shares (any such nonexcluded event being herein called a “Special Distribution”), then the Warrant Holder shall be entitled to a pro-rata Share of such Special Distribution as though the Warrant Holder had fully exercised this Warrant immediately prior to the record date for such Special Distribution, and the Company shall pay or distribute such pro-rata share to Warrant Holder when paid or distributed to the holders of the Shares. A reclassification of the Shares (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of any other class of stock shall be deemed to be a distribution by the Company to the holders of its Shares of such class of stock and, if the outstanding Shares shall be changed into a larger or smaller number of Shares as part of such reclassification, a Share Reorganization.

(e)    Corporate Reorganization. Without limiting any of the other provisions hereof, if any Corporate Reorganization shall be effected, then the Company shall ensure that lawful and adequate provision shall be made whereby each Warrant Holder shall be entitled to receive, upon exercise of this Warrant, the number of shares of capital stock or other securities or property (collectively, “Reference Property”) that such Warrant Holders would have received in connection with such Corporate Reorganization if such Warrant Holders had exercised this Warrant immediately prior to the Corporate Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Warrant Holders after the Corporate Reorganization to the end that the provisions of this Warrant (including adjustments of the Exercise Price and adjustments to ensure that the provisions of this Section 5 shall thereafter be applicable, as nearly as possible, to the purchase rights under this Warrant in relation to any Reference Property thereafter acquirable upon exercise of such purchase rights) shall continue to be applicable in their entirety, and to the greatest extent possible. Without limiting the foregoing, in connection with any Corporate Reorganization, upon the closing thereof, the Company shall ensure that the successor or surviving entity shall assume the obligations of this Warrant; provided that the foregoing assumption requirement shall not apply if the consideration to be paid for or in respect of the outstanding Shares in such Corporate Reorganization consists solely of cash and/or readily marketable securities. In connection with a Corporate Reorganization and upon Warrant Holder’s written election to the Company, the Company shall cause this Warrant Agreement to be exchanged for the consideration that Warrant Holder would have received if Warrant Holder had chosen to exercise its right to have Shares issued pursuant to Section 2(a)(ii) without actually exercising such right, acquiring such Shares and exchanging such Shares for such consideration. If the successor or surviving entity in a Corporate Reorganization shall refuse to assume the obligations of the Company pursuant to this Warrant, the Company shall give the Warrant Holder written notice at least five (5) Business Days prior to the closing of the Corporate Reorganization of such fact and the Warrant Holder shall have the option to either exercise this Warrant in connection with the Corporate Reorganization or put this Warrant to the Company for a per share amount in cash payable by the Company to the Warrant Holder upon the closing of such Corporate Reorganization equal to the difference between the Appraised Value and the Exercise Price.

(f)    Adjustment Rules.

(i)    Any adjustments pursuant to this Section 5 shall be made successively whenever any event referred to herein shall occur, except that, notwithstanding any other provision of this Section 5, no adjustment shall be made to the number of Warrant Shares to be delivered to the Warrant Holder (or to the Exercise Price) if such adjustment represents less than 1% of the number of Warrant Shares previously required to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of Warrant Shares to be so delivered.

(ii)    No adjustments shall be made pursuant to this Section 5 in respect of the issuance of Warrant Shares upon exercise of the Warrant;

(iii) If the Company shall take a record of the holders of its Shares for any purpose referred to in this Section 5, then (x) such record date shall be deemed to be the date of the issuance, sale, distribution or grant in question and (y) if the Company shall legally abandon such action prior to effecting such action, no adjustment shall be made pursuant to this Section 5 in respect of such action.

(iv)    In computing adjustments under this Section 5, (A) fractional interests in Shares shall be taken into account to the nearest one-thousandth of a Share, and (B) calculations of the Exercise Price shall be carried to the nearest one-thousandth of one cent.

(g)    Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 5, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all Shares which the Warrant Holder is entitled to receive upon exercise of the Warrant.

(h)    Notice of Adjustment. Not less than 10 days prior to the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this Section 5, the Company shall give notice to the Warrant Holder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and computation thereof. If the required adjustment is not determinable as the time of such notice, the Company shall give notice to the Warrant Holder of such adjustment and computation as soon as reasonably practicable after such adjustment becomes determinable.

(i)    Subsequent Warrants. Irrespective of any adjustments in the Exercise Price or the number of Warrant Shares issuable upon exercise of this Warrant, any successor or replacement warrants issued theretofore or thereafter may continue to express the same Exercise Price per Share and number and kind of Warrant Shares as are stated in this Warrant.

(j)    Disputes. Any dispute which arises between the Warrant Holder and the Company with respect to the calculation of the adjusted Exercise Price or Warrant Shares issuable upon exercise shall be determined by the independent auditors of the Company, and such determination shall be binding upon the Company and the holders of the Warrants and the Warrant Shares if made in good faith and without manifest error.

(k)    No Avoidance. The Company shall not, by amendment of its certificate of incorporation or by-laws or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment as if the holder was a shareholder of the Company entitled to the benefit of fiduciary duties afforded to shareholders under Delaware law. The foregoing notwithstanding, the Company shall not have been deemed to have avoided Warrant Holder’s rights hereunder: (i) if it amends its Certificate of Incorporation, or the holders of the Shares waive rights thereunder, in a manner that does not affect the Warrant Shares in an adversely different manner from the effect that such amendments or waivers have generally on the rights, preferences, privileges or restrictions of the other holders of Shares or (ii) if the Company, through a Corporate Reorganization (provided the Company is otherwise in compliance with this Warrant), affects the Warrant Holder’s rights hereunder in a manner that does not affect the Warrant Shares adversely different from the effect that such transactions have generally on the rights, preferences, privileges or restrictions of the other holders of Shares.

(l)    Adjustment of Par Value. If for any reason (including the operation of the adjustment provisions set forth in this Warrant), the Exercise Price on any date of exercise of this Warrant shall not be lawful and adequate consideration for the issuance of the relevant Warrant Shares, then the Company shall take such steps as are necessary (including the amendment of its certificate of incorporation so as to reduce the par value of the Shares) to cause such Exercise Price to be adequate and lawful consideration on the date the payment thereof is due, but if the Company shall fail to take such steps, then the Company acknowledges that the Warrant Holder shall have been damaged by the Company in an amount equal to an amount, which, when added to the total Exercise Price for the relevant Warrant Shares, would equal lawful and adequate consideration for the issuance of such Warrant Shares, and the Company irrevocably agrees that if the Warrant Holder shall then forgive the right to recover such damages from the Company, such forgiveness shall constitute, and Company shall accept such forgiveness as, additional lawful consideration for the issuance of the relevant Warrant Shares.

(m)    Appraisal.

(i)    If the Requisite Holders shall, for any reason whatsoever, disagree with the Company’s determination of the Appraised Value of a Share, then such holders shall by notice to the Company (an “Appraisal Notice”) given within sixty (60) days after the Company notifies the holders of such determination, elect to dispute such determination, and such dispute shall be resolved as set forth in clause (ii) of this Section.

(ii)    The Company shall within ten (10) days after an Appraisal Notice shall have been given, engage an independent investment bank of national repute (the “Appraiser”), which Appraiser is consented to by the Requisite Holders (such consent not to be unreasonably withheld, conditioned or delayed) and retained pursuant to an engagement letter between the Company and the Appraiser with respect to such valuation in form and substance reasonably acceptable to Requisite Holders, to make an independent determination of the Appraised Value of a Share; such value shall be determined without deduction for (a) liquidity considerations, (b) minority shareholder status, or (c) any liquidation or other preference or any right of redemption in favor of any other equity securities of the Company. The costs of engagement of such investment bank for any such determination of Appraised Value shall be paid by the Company.

Section 6.    Registration Rights. The Warrant Holder shall be entitled to the benefit of the registration rights as if they were a Holder thereunder with respect to the Warrant Shares provided in Section 2 of the IRA, and any subsequent holder hereof shall be entitled to such rights. The Company represents and warrants that the written consent of holders of a majority of the Registrable Securities (as defined in the IRA) have been obtained to the grant of such rights to the Warrant Holder hereunder.

Section 7.    Transfer of Warrant. The Warrant Holder upon transfer of the Warrant must deliver to the Company a duly executed Warrant Assignment in the form of Exhibit B and upon surrender of this Warrant to the Company, the Company shall execute and deliver a new Warrant with appropriate changes to reflect such Assignment, in the name or names of the assignee or assignees specified in the Warrant Assignment or other instrument of assignment and, if the Warrant Holder’s entire interest is not being transferred or assigned, in the name of the Warrant Holder, and upon the Company’s execution and delivery of such new Warrant, this Warrant shall promptly be cancelled; and provided that any assignee shall have all of the rights of an Initial Holder hereunder. The Warrant Holder shall pay any transfer tax imposed in connection with such assignment (if any). Any transfer or exchange of this Warrant shall be without charge to the Warrant Holder (except as provided above with respect to transfer taxes, if any) and any new Warrant issued shall be dated the date hereof.

Section 8.    Identity of Transfer Agent. The transfer agent for the Shares is the Secretary of the Company. Upon the appointment of any subsequent transfer agent for the Shares, the Company will mail to the Warrant Holder a statement setting forth the name and address of such transfer agent.

Section 9.    Covenants. The Company agrees that:

(a)    Information. So long as this Warrant remains outstanding or any Initial Holder holds any Warrant Shares, the Warrant Holder (or Initial Holder) will be deemed to be a “Major Investor” (as that term is defined in the IRA) for purposes of Sections 3.1 and 3.2 of the IRA.

(b)    Securities Filings; Rules 144 & 144A. The Company will (i) file any reports required to be filed by it under the Securities Act, the Exchange Act or the rules and regulations adopted by the Commission thereunder, (ii) use reasonable efforts to cooperate with the Warrant Holder and each holder of Warrant Shares in supplying such information concerning the Company as may be necessary for the Warrant Holder or holder of Warrant Shares to complete and file any information reporting forms currently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrants or Warrant Shares, (iii) take such further action as the Warrant Holder may reasonably request to the extent required from time to time to enable the Warrant Holder to sell Warrant Shares without restriction and without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or 144A under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission, and (iv) upon the request of the Warrant Holder, deliver to the Warrant Holder a written statement as to whether it has complied with such reporting requirements; provided that this subsection (b) shall not require the Company to make any filing under the Securities Act or Exchange Act which the Company is not otherwise obligated to make.

(c)    Obtaining of Governmental Approvals and Stock Exchange Listings. The Company will, at its own expense, (i) obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities which may from time to time be required of the Company in order to satisfy its obligations hereunder, and (ii) take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of the Warrants, will be listed on each securities exchange, if any, on which the Shares are then listed.

(d)    [Intentionally omitted.]

(e)    Structural Dilution. So long as this Warrant remains outstanding, the Company shall not permit any of its Subsidiaries to issue, sell, distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of any equity securities of such Subsidiary or any securities convertible into or exchangeable for such equity securities (or any rights to subscribe for or to purchase, or any warrants or options for the purchase of any such convertible or exchangeable securities), whether or not immediately exercisable or exercisable prior to the Expiration Date or thereafter.

(f)    Notices Of Corporate Action. In the event of:

(i)    any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any distribution, or any right to subscribe for, purchase or otherwise acquire any Shares or any other securities or property, or to receive any other right, or

(ii)    any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or any Corporate Reorganization, or

(iii)    any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to the Warrant Holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, (iii) the time, if any such time is to be fixed, as of which the holders of record of Shares (or other securities under Section 5(e)) shall be entitled to exchange their Shares (or other securities under Section 5(e)) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up and a description in reasonable detail of the transaction and (iv) the date of such issuance, together with a description of the security so issued and the consideration received by the Company therefor. Such notice shall be mailed at least thirty (30) days prior to the date therein specified.

Section 10.    Lost, Mutilated or Missing Warrants. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant, and, in the case of loss, theft or destruction, upon receipt of indemnification satisfactory to the Company (in the case of an Initial Holder its unsecured, unbonded agreement of indemnity or affidavit of loss shall be sufficient) or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant, the Company shall execute and deliver a new Warrant of like tenor and representing the right to purchase the same aggregate number of Warrant Shares.

Section 11.    Waivers; Amendments. Any provision of this Warrant may be amended or waived with (but only with) the written consent of the Company and the Requisite Holders. Any amendment or waiver effected in compliance with this Section shall be binding upon the Company and the Warrant Holder. The Company shall give prompt notice to the Warrant Holder of any amendment or waiver effected in compliance with this Section. No failure or delay of the Company or the Warrant Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereon or the exercise of any other right or power. No notice or demand on the Company in any case shall entitle the Company to any other or future notice or demand in similar or other circumstances. The rights and remedies of the Company and the Warrant Holder hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have.

Section 12.    Miscellaneous.

(a)    Shareholder Rights. The Warrant shall not entitle any Warrant Holder, prior to the exercise of the Warrant, to any voting rights as a shareholder of the Company.

(b)    Expenses. The Company shall pay all reasonable expenses of the Warrant Holder, including reasonable fees and disbursements of counsel, in connection with the preparation of the Warrant, any waiver or consent hereunder or any amendment or modification hereof (regardless of whether the same becomes effective), or the enforcement of the provisions hereof; provided that the Company shall not be required to pay any expenses of the Warrant Holder arising solely in connection with a transfer of the Warrant or the removal of any legend on the Warrant or Warrant Shares.

(c)    Successors and Assigns. All the provisions of this Warrant by or for the benefit of the Company or the Warrant Holder shall bind and inure to the benefit of their respective successors and assigns.

(d)    Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(e)    Notices. Any notice or other communication hereunder shall be in writing and shall be sufficient if sent by first-class mail or courier, postage prepaid, and addressed as follows: (a) if to the Company, addressed to the Company at its address for notices as set forth below its signature hereon or any other address as the Company may hereafter notify to the Warrant Holder and(b) if to the Warrant Holder, addressed to such address as the Warrant Holder may hereafter from time to time notify to the Company for the purposes of notice hereunder.

(f)    Equitable Remedies. Without limiting the rights of the Company and the Warrant Holder to pursue all other legal and equitable rights available to such party for the other parties’ failure to perform its obligations hereunder, the Company and the Warrant Holder each hereto acknowledge and agree that the remedy at law for any failure to perform any obligations hereunder would be inadequate and that each shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

(g)    Continued Effect. Rights and benefits conferred on the holders of Warrant Shares pursuant to the provisions hereof (including Section 6) shall continue to inure to the benefit of, and shall be enforceable by, such holders, notwithstanding the surrender of the Warrant to, and its cancellation by, the Company upon the full or partial exercise or repurchase hereof.

(h)    Confidentiality. The Warrant Holder agrees to keep confidential any proprietary information relating to the Company delivered by the Company hereunder pursuant to Section 3.5 of the IRA; provided that nothing herein or pursuant to such Section 3.5 shall prevent the Warrant Holder from disclosing such information: (i) to any holder of Warrants or Warrant Shares, (ii) in connection with the exercise of any remedy, or the resolution of any dispute hereunder, or (iii) as otherwise expressly contemplated by this Warrant.

(i)    Governing Law. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

(j)    Section Headings. The section headings used herein are for convenience of reference only and shall not be construed in any way to affect the interpretation of any provisions of the Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized signatory as of the day and year first above written.

AVEDRO, INC., a Delaware corporation

By	/s/ Reza Zadno
Name:	Reza Zadno
Title:	CEO

Address for Notices:

201 Jones Road Waltham, MA 02451

Telephone:
Facsimile:

Signature Page to Warrant

Exhibit A to Warrant

Form of Notice of Exercise

____________________,20___

To: [________________________]

Reference is made to the Warrant dated __________. Terms defined therein are used herein as therein defined.

The undersigned, pursuant to the provisions set forth in the Warrant, hereby irrevocably elects and agrees to purchase _______ Shares, and makes payment herewith in full therefor at the Exercise Price of $_______________ in the following form: ___________________________________________________________.

[If the number of Shares as to which the Warrant is being exercised is less than all of the Shares purchasable thereunder, the undersigned hereby requests that a new Warrant representing the remaining balance of the Shares be registered in the name of ______________, whose address is: _______________________________.]

The undersigned hereby represents that it is exercising the Warrant for its own account or the account of an Affiliate for investment purposes and not with the view to any sale or distribution and that the Warrant Holder will not offer, sell or otherwise dispose of the Warrant or any underlying Warrant Shares in violation of applicable securities laws.

[NAME OF WARRANT HOLDER]

By

Name:
Title:

[ADDRESS OF WARRANT HOLDER]

Exhibit B to Warrant

Form of Warrant Assignment

Reference is made to the Warrant dated ____________, issued by [_______________________]. Terms defined therein are used herein as therein defined.

FOR VALUE RECEIVED ____________________ (the “Assignor”) hereby sells, assigns and transfers all of the rights of the Assignor as set forth in such Warrant, with respect to the number of Warrant Shares covered thereby as set forth below, to the Assignee(s) as set forth below:

Number of Warrant Shares

Name(s) of Assignee(s)	Address(es)	Number of Warrant Shares

All notices to be given by the Company to the Assignor as Warrant Holder shall be sent to the Assignee(s) at the above listed address(es), and, if the number of Shares being hereby assigned is less than all of the Shares covered by the Warrant held by the Assignor, then also to the Assignor.

In accordance with Section 7 of the Warrant, the Assignor requests that the Company execute and deliver a new Warrant or Warrants in the name or names of the assignee or assignees, as is appropriate, or, if the number of Shares being hereby assigned is less than all of the Shares covered by the Warrant held by the Assignor, new Warrants in the name or names of the assignee or the assignees, as is appropriate, and in the name of the Assignor.

The undersigned represents that the Assignee has represented to the Assignor that the Assignee is acquiring the Warrant for its own account or the account of an Affiliate for investment purposes and not with the view to any sale or distribution, and that the Assignee will not offer, sell or otherwise dispose of the Warrant or the Warrant Shares except under circumstances as will not result in a violation of applicable securities laws.

Dated: _________________, 20___

[NAME OF ASSIGNOR]

By

Name:
Title:

[ADDRESS OF ASSIGNOR]